John Deere Owner Trust 2001	Exhibit 99.1
Statement to Certificateholder

$281,000,000 Class A-1 2.19% Asset Backed Notes due November 15, 2002
$202,000,000 Class A-2 2.56% Asset Backed Notes due February 17, 2004
$315,000,000 Class A-3 3.26% Asset Backed Notes due October 17, 2005
$98,640,000 Class A-4 3.78% Asset Backed Notes due September 15, 2008
$34,935,802 Asset Backed Certificates

Payment Date:	17-Jun-02

(1) Amount of principal being paid or distributed:

(a) A-1 Notes:	$28,185,593.27
per $1,000 original principal amount:	$100.30

(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00

(e) Certificates:	$1,098,140.00
per $1,000 original principal amount:	$31.43

(f) Total:	$29,283,733.27

(2) Amount of interest being paid or distributed:

(a) A-1 Notes:	$69,666.23
per $1,000 original principal amount:	$0.25

(b) A-2 Notes:	$430,933.33
per $1,000 original principal amount:	$2.13

(c) A-3 Notes:	$855,750.00
per $1,000 original principal amount:	$2.72

(d) A-4 Notes:	$310,716.00
per $1,000 original principal amount:	$3.15

(e) Certificates:	$0.00
per $1,000 original principal amount:	$0.00

(f) Total:	$1,667,065.56

(3) After giving effect to distributions on this Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$6,517,385.62
(ii) A-1 Note Pool Factor:	0.0231935

(b) (i) outstanding principal amount of A-2 Notes:	$202,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000

(c) (i) outstanding principal amount of A-3 Notes:	$315,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

(d) (i) outstanding principal amount of A-4 Notes:	$98,640,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) Certificate Balance	$24,239,898.14
(ii) Certificate Pool Factor:	0.6938412

(4) Note Value at end of related Collection Period:	$646,397,283.78

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$636,605,831.90

(6) Amount of Servicing Fee:	$554,590.09
per $1,000 original principal amount:	0.5953247

(7) Amount of Administration Fee:	$100.00

(8) Aggregate Purchase Amounts for Collection Period:	$0.00

(9) Amount in Reserve Account:	$16,302,577.00
Specified Reserve Account Balance:	$16,302,577.00

(10) Aggregate amount of Realized Losses for the Collection Period:	$106,803.42

(11) Amount of Payments that are more than 60 days past due:	$1,693,224.00